EX-99.d.2.i

AMENDMENT NO. 1
TO
SCHEDULE 1
OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) dated December 6, 2019 to SCHEDULE 1 to the Sub-Advisory Agreement (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE FUNDS MANAGEMENT HONG KONG LIMITED (the “Sub-Adviser”) effective May 30, 2019, amends the list of Trusts and Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

Delaware Group® Equity Funds IV

Delaware Equity Income Fund
Delaware Global Equity Fund
Delaware Growth Equity Fund
Delaware Growth and Income Fund
Delaware Healthcare Fund
Delaware International Fund
Delaware Opportunity Fund
Delaware Special Situations Fund
Delaware Small Cap Growth Fund
Delaware Smid Cap Growth Fund
Delaware Total Return Fund

Delaware Group® Adviser Funds

Delaware Global Real Estate Opportunities Fund
Delaware U.S. Growth Fund

Delaware Group® Equity Funds I

Delaware Mid Cap Value Fund

Delaware Pooled® Trust

Macquarie Emerging Markets Portfolio
(formerly, The Emerging Markets Portfolio)

Macquarie Emerging Markets Portfolio II
(formerly, The Emerging Markets Portfolio II)

Macquarie Labor Select International Equity Portfolio
(formerly, The Labor Select International Equity Portfolio)

Macquarie Large Cap Value Portfolio*
(formerly, The Large-Cap Value Equity Portfolio)

Delaware Global Listed Real Assets Fund
(formerly known as The Real Estate Investment Trust Portfolio)

Delaware Group® Equity Funds II

Delaware Value® Fund

Delaware Group® Equity Funds V

Delaware Small Cap Core Fund
Delaware Small Cap Value Fund
Delaware Wealth Builder Fund

Delaware Group® Global & International Funds

Delaware Emerging Markets Fund
Delaware Global Value Fund
Delaware International Small Cap Fund
Delaware International Value Equity Fund

Delaware Group® Foundation Funds

Delaware Strategic Allocation Fund
(formerly the Delaware Foundation® Moderate Allocation Fund)

Delaware VIP® Trust

Delaware VIP® Emerging Markets Series

Delaware VIP® International Value Equity Series

Delaware VIP® Small Cap Value Series

Delaware VIP® Smid Cap Core Series
(formerly, Delaware VIP® Smid Cap Growth Series)

Delaware VIP® U.S. Growth Series

Delaware VIP® Value Series

Delaware VIP Real Estate Trust Fund

Voyageur Mutual Funds III

Delaware Select Growth Fund

CLOSED END FUNDS

Delaware Enhanced Global Dividend and Income Fund
Delaware Investments Dividend and Income Fund, Inc.

Except as provided herein, the terms and conditions (including defined terms) contained in the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be signed by their authorized officers effective as of May 30, 2019.

DELAWARE MANAGEMENT COMPANY, a
series of Macquarie Investment
Management Business Trust

By: /s/ Roger Early
Name: Roger Early
Title: Executive Vice President

EXECUTED by MACQUARIE	)
FUNDS MANAGEMENT HONG	)
KONG LIMITED	)
)
	)	7/1/20
	)	Date
/s/ B.J. van Buuren
Signature of attorney
/s/ Florence Wong
Signature of attorney
B.J. van Buuren
Name of attorney
Florence Wong
Name of attorney

7 Jan 2020. 2/20 Agreed to and accepted as of the day and year first above written:

On behalf of each Fund identified herein.

By /s/ Daniel V. Geatens
Name: Daniel V. Geatens
Title: Vice President